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                                                                EXHIBIT 10(ab)


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                            PURCHASE OPTION AGREEMENT

                                      Among

                                CITY OF VALLEJO,
                       MARINE WORLD JOINT POWERS AUTHORITY
                                       and
                  REDEVELOPMENT AGENCY OF THE CITY OF VALLEJO,

                                          collectively, as Optionor

                                       and

                             PARK MANAGEMENT CORP.,

                                          as Optionee

                                    Property:
                     Marine World Park and Adjacent Property
                                 City of Vallejo
                            Solano County, California

                           Dated as of August 29, 1997

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                                  Prepared by:
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
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                            PURCHASE OPTION AGREEMENT

            THIS PURCHASE OPTION AGREEMENT ("Agreement") is entered into as of this 29th day of August, 1997 by and among the CITY OF VALLEJO, a municipal corporation organized and existing under the laws of the State of California (the "City"), the MARINE WORLD JOINT POWERS AUTHORITY, a joint exercise of powers authority organized and existing under the laws of the State of California (the "Authority") and the REDEVELOPMENT AGENCY OF THE CITY OF VALLEJO, a public body, corporate and politic, organized and existing under the laws of the State of California (the "Agency"); and PARK MANAGEMENT CORP., a California corporation (the "Corporation").

                                R E C I T A L S:

            A. The City owns fee simple title to approximately one hundred thirty-eight (138) acres of land located in the City of Vallejo, County of Solano, State of California, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"). The City also owns or controls the right to use the surface of Lake Chabot, a flood control and drainage reservoir consisting of approximately fifty-five (55) acres ("Lake Chabot").

            B. The City has entered into a 1997 Site Lease Relating to Marine World dated as of January 1, 1997, whereby the City has leased the Land and rights to use a portion of the surface of Lake Chabot to the Authority (the "1997 City-Marine World Lease").

            C. In connection with the Certificates of Participation Financing (as defined in Section 7.14), the Authority and the City have entered into a 1997 Lease Agreement Relating to Marine World dated as of January 1, 1997 (the "1997 Marine World-City Lease"), whereby the Authority leased back to the City a portion of the Land more particularly described in Exhibit B attached hereto and made a part hereof (the "Public Parcel", which Public Parcel shall be hereinafter deemed to include all Improvements thereon) and rights to use a portion of the surface of Lake Chabot, the City and the Agency have entered into a 1997 First Sublease Agreement Relating to Marine World dated as of January 1, 1997 (the "1997 City-Agency Lease"), whereby the City subleased to the Agency the Public Parcel and the rights to use a portion of the surface of Lake Chabot, and the Agency and the Authority have entered into a 1997 Second Sublease Agreement Relating to Marine World, dated as of January 1, 1997, whereby the Agency subleased to the Authority the Public Parcel and the rights to use a portion of the surface of Lake Chabot (the "1997 Agency-Marine World Lease"). The 1997 City-Marine World Lease, the 1997 Marine World-City Lease, the 1997 City-Agency Lease and the 1997 Agency-Marine World Lease are collectively referred to herein as the "Public Leases" and the City, the Agency and the Authority are hereinafter, as their interests may appear, collectively referred to as the "Optionor."

            D. Pursuant to that certain Option Agreement (Parcel Lease) dated as of May 30, 1997, among the Authority, the Agency and the Corporation, the Authority granted to the Corporation an option to lease a portion of the Land identified in Exhibit C attached hereto and made a part hereof (the "Private Parcel," which Private Parcel shall be hereinafter deemed to include all Improvements thereon), to enable the Corporation to construct and operate facilities on the Private Parcel compatible with those on the Public Parcel.

            E. Optionor desires to grant to the Corporation an option (the "Option") to acquire all of the right, title and interest of Optionor in and to the Option Property on the terms, and subject to the conditions, set forth herein, and the Agency and the Authority desire to relinquish, transfer and assign all of their respective right, title and interest thereto and under the Public Leases, on the terms, and subject to the conditions, set forth herein.

            F. The Corporation desires to acquire the Option upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T

            In consideration of the promises set forth herein and for other good and valuable consideration, including but not limited to, amounts expended and to be expended by or on behalf of the Corporation in connection with the making of certain Improvements to the Option Property, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows (refer to Section 7.14 for definitions of capitalized terms):

                                    ARTICLE 1

                                 TERMS OF OPTION

            SECTION 1.1 Sale of Option. Optionor hereby grants to the Corporation, and the Corporation hereby accepts from Optionor, the Option for the consideration recited above, and on the terms set forth herein. In the event the Corporation exercises the Option in accordance with Section 1.4, the parties shall, at the Corporation's election, either execute and deliver a contract of sale for the Option Property in form and substance reasonably acceptable to Optionor and the Corporation, including but not limited to, and otherwise consistent with, the terms set forth herein (the "Contract of Sale"), or consummate the Closing in accordance with the terms hereof.

            SECTION 1.2 Term. The term of the Option shall begin as of the date hereof and expire on the date which is the soonest to occur of (i) the Closing Date, (ii) the expiration of the Option in accordance with the terms hereof,
(iii) February 1, 2007 and (iv) the expiration by its terms of the Option under and as defined in the Lease Option without exercise thereof by the Corporation (such period shall hereinafter be referred to as the "Term"). If the Option is not exercised in accordance herewith on or prior to the last day of the Term, the Option shall


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automatically and without requiring further documentation, terminate and cease to be of force and effect.

            SECTION 1.3 Exclusivity. The Option to purchase the Option Property shall be exclusive during the Term; provided, however, the parties shall have the right to assign the Option and all of their respective right, title and interest hereunder in accordance with Section 7.3 below.

            SECTION 1.4 Exercise; Rescission. (a) Exercise of the Option herein granted shall be by written notice thereof given by the Corporation to Optionor not more than one hundred twenty (120) days prior to the prospective Closing in the manner hereinafter provided during the Term (the "Exercise Notice"). Notwithstanding the foregoing, the Option may only be exercised (i) if the Corporation has theretofore exercised the Option under and as defined in the Lease Option and (ii) if the Exercise Notice is delivered more than one hundred twenty (120) days prior to February 1, 2002, the Corporation shall have obtained an opinion of a nationally recognized bond counsel acceptable to the Optionor to the effect that the exercise of the Option will not cause the interest component of the Lease Payments under the 1997 Marine World-City Lease to be includable in the gross incomes of the owners of the related Certificates of Participation.

                  (b) Notwithstanding any provision of this Agreement to contrary, at any time after delivery of the Exercise Notice, and on or before the thirty-fifth (35th) day prior to the prospective Closing Date, for any reason or for no reason and without the necessity of any explanation, the Corporation may give Optionor a written notice in the manner hereinafter provided during the Term (the "Rescission Notice") whereby the Corporation elects to rescind the Exercise Notice, whereupon this Agreement and the obligations of the parties hereunder shall continue in force and effect as if such Exercise Notice had not been delivered. In the event that the Corporation delivers any such Rescission Notice, the Corporation shall promptly pay, upon receipt of an invoice therefor, all costs incurred by Optionor related to actions taken by Optionor in response to the Exercise Notice reasonably related to preparing for the Closing.

            SECTION 1.5 Time and Place of Closing. Upon timely and proper exercise of the Option as herein provided, the purchase and sale of the Option Property shall be consummated at a closing (the "Closing") to occur on a date (the "Closing Date") selected by the Corporation in the Exercise Notice, which is not less than sixty (60) days following the delivery of such Exercise Notice. The Closing shall occur at the office of the City Manager or at such other location as shall be mutually acceptable to the Corporation and the Optionor.

                                    ARTICLE 2

                                     CLOSING

            SECTION 2.1 Purchase Price. If the Option is exercised by the Corporation in accordance with the terms hereof, the Corporation shall pay to, or as directed by, the Authority on or prior to the Closing Date as consideration for the acquisition of the Option Property, an amount (the "Purchase Price") equal to the greater of (i) the sum of (A) the then


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applicable Assessment Bond Amount and (B) the outstanding principal amount of the Certificates of Participation as of the Closing Date or (ii) the Fair Market Value. Except as otherwise provided herein, the Purchase Price shall be paid in immediately available funds by federal funds wire transfer, or as otherwise directed by Optionor in writing at least five (5) business days' prior to the Closing. The Purchase Price shall be allocated among the Option Property as set forth on a schedule prepared by the Corporation, reasonably acceptable to the Optionor and delivered on or prior to the Closing. Each party shall make all appropriate tax and other filings on a basis consistent with such allocation.

            SECTION 2.2 The Corporation's Closing Conditions. Upon the Corporation's exercise of the Option, the Corporation shall effectuate the Closing on the Closing Date in accordance with the terms hereof or the Contract of Sale (if any), provided the following conditions have been satisfied or waived by the Corporation on or prior to such Closing Date:

                  (a) Optionor's Closing Documents (as described in Section 2.4 hereof) shall have been duly executed and delivered to the Corporation.

                  (b) The Corporation shall have received all Governmental Approvals and such other permits, licenses, reports, including but not limited to an environmental report with soil samples, and such other evidence reasonably required by the Corporation, showing that the Option Property and the Business are in substantial compliance with all applicable Laws, including but not limited to Environmental Laws, except to the extent that any non-compliance does not have a material adverse effect on the Option Property or the Condition of the Business.

                  (c) All of the representations and warranties of Optionor set forth herein and in any Contract of Sale shall have been true and correct in all material respects on the date hereof or thereof, as the case may be, and on the Closing Date, and Optionor shall have performed and complied with all agreements, obligations and covenants required by this Agreement or any Contract of Sale to be performed or complied with by it at or prior to the Closing Date.

                  (d) The Corporation shall have received an A.L.T.A. form of owner's policy of title insurance issued by a title company acceptable to it (the "Title Company"), insuring fee simple marketable title in the Realty in the name of the Corporation (or its nominee or designee) subject to the Permitted Encumbrances.

                  (e) The Certificates of Participation and all other indebtedness or other liabilities secured by all or any part of the Option Property or any interest therein, other than Assumed Liabilities and Permitted Encumbrances, shall have been paid in full by, or on behalf of, Optionor or shall have been duly called for prepayment in full on the Closing Date and the Corporation shall have received evidence satisfactory to it that such prepayment shall have been made or will be made on the Closing Date from the Purchase Price received by the Authority.

                  (f) If, on the Closing Date, the Corporation shall not be the manager of the Business, the Corporation shall have received evidence, satisfactory to it, that any Contract between Optionor and any third party, pursuant to which such party acts as manager of the Business shall terminate on the Closing Date.


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                  (g) All accounts payable relating to the Business and other
Retained Liabilities existing as of the Closing Date shall have been paid by Optionor, duly provided for under the RSA or paid by the Corporation on behalf of Optionor out of the Purchase Price.

                  (h) All Optionor Required Consents (as defined in Section 3.1(j)) shall have been obtained and the Corporation shall have received evidence, reasonably satisfactory to it, to that effect.

                  (i) Optionor shall have delivered to the Corporation at the Closing possession and control of the Option Property.

                  (j) No change shall have occurred subsequent to the Exercise Notice but prior to the Closing to all or any part of the Option Property which alone or in the aggregate has a material adverse effect on the Option Property, the Business or the Fair Market Value, nor has any event occurred or condition exist at or prior to the Closing which may give rise to such change.

                  (k) No Claim (as defined in Section 3.1(d)) instituted by any person (other than the Corporation or its Affiliates) shall have been commenced or be pending against Optionor, the Corporation or any of their Affiliates, which Claim seeks to restrain, prevent, change or delay in any material respect the transactions contemplated hereby or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

            SECTION 2.3 Optionor's Closing Conditions. Upon the Corporation's exercise of the Option, Optionor shall effectuate the Closing on the Closing Date in accordance with, the terms hereof or with the Contract of Sale (if any), provided (a) the Corporation shall have paid, or caused to be paid, the Purchase Price and (b) the Corporation's Closing Documents (as described in Section 2.4) shall have been executed and delivered to Optionor.

            SECTION 2.4 Closing Deliveries. (a) Optionor shall deliver, or cause to be delivered, at Closing, the following (collectively, the "Optionor's Closing Documents"):

                        (i) The City shall have executed and delivered to the Corporation a general warranty deed in the form generally in use in California and otherwise acceptable to the Corporation and reasonably approved by counsel to Optionor (the "Deed") conveying fee simple marketable title to the Realty to the Corporation (or a nominee or designee thereof), free and clear of all liens, claims, encumbrances and other matters affecting such title, except those set forth in Exhibit D attached hereto and made a part hereof (the "Permitted Encumbrances").

                        (ii) Each Optionor shall have executed and delivered to the Corporation such bills of sale, assignments and other instruments of transfer, in form and substance acceptable to the Corporation and reasonably approved by counsel to Optionor, as shall be necessary or desirable to vest in the Corporation all of its respective right, title and interest in, to and under the Option Property and to consummate the transactions contemplated hereby.


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

                        (iii) Evidence, reasonably acceptable to the Corporation, of Optionor's due formation, good standing and authorization to effectuate the transactions contemplated herein, and such certificates of duly authorized representatives of Optionor as the Corporation shall reasonably request with respect to such transactions.

                        (iv) Evidence, reasonably acceptable to the Corporation, of the satisfaction and discharge of the Certificates of Participation and the other Retained Liabilities referred to in Section 2.2(e) and (g).

                        (v) Any and all other documentation required or reasonably requested by the Title Company in order to issue a title policy in the form required under Section 2.2(d) hereof in order to effectuate the transactions contemplated herein and in the Contract of Sale (if any).

                  (b) The Corporation shall deliver, or cause to be delivered, at the Closing, the following (collectively, the "Corporation's Closing Documents"):

                        (i) An assumption agreement of the Corporation, in form and substance acceptable to Optionor, with respect to the Assumed Liabilities.

                        (ii) Evidence, reasonably acceptable to Optionor, of the Corporation's due formation, good standing and authorization to effectuate the transactions contemplated herein.

            SECTION 2.5 Closing Costs.

                  (a) Optionor shall pay, or cause to be paid, the following in connection with the Closing: (i) all revenue, documentary, and/or transfer stamps or taxes, if any, incident to the Deed or conveyance thereupon; (ii) fifty percent (50%) of all costs, fees and expenses of the Appraiser; and (iii) all of its attorneys' fees and disbursements.

                  (b) The Corporation shall pay, or cause to be paid, the following in connection with the Closing: (i) fifty percent (50%) of all costs, fees and expenses of the Appraiser; (ii) one hundred percent (100%) of all title insurance, survey and environmental report costs; and (iii) all of its attorneys' fees and disbursements.

                                    ARTICLE 3

                          REPRESENTATIONS AND COVENANTS

            SECTION 3.1 Representations and Warranties of Optionor. Each Optionor jointly and severally represents, warrants and covenants as follows:

                  (a) The City is the owner in fee simple of the Realty, free and clear of all liens, claims, encumbrances and other matters affecting title, except for the Permitted Encumbrances.


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

                  (b) Optionor owns, or has a valid leasehold interest in and to, the Option Property (other than the Realty) free and clear of all liens, claims and encumbrances, except for Assumed Liabilities and the Permitted Encumbrances.

                  (c)(i) If the Corporation is not then the manager of the Business, within twenty (20) days after delivery of the Exercise Notice, Optionor will deliver to the Corporation an accurate and complete list as of the date of the Exercise Notice (the "Contract Schedule") of all Contracts relating to the Business to which Optionor is a party or by which Optionor or the Option Property are bound or subject, except for those Contracts with persons who are not affiliates of Optionor relating solely to the purchase or sale of property (other than the Realty) or services by or on behalf of Optionor in the ordinary course of the Business which (x) require Optionor to make or receive payments not in excess of $40,000 and (y) have a remaining term of less than twelve months on the Closing Date or are terminable by Optionor without penalty during such period. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed will accompany the Contract Schedule.

                        (ii) As of the Closing Date, all Contracts listed on the Contract Schedule will be valid, subsisting, in full force and effect and binding upon Optionor and the other parties thereto in accordance with their terms. Optionor will not be in default under any such Contract in any material respect, nor will any other party thereto be in default thereunder in any material respect.

                  (d) If the Corporation is not then the manager of the Business, within twenty (20) days after delivery of the Exercise Notice, Optionor will deliver to the Corporation an accurate and complete list as of the date of the Exercise Notice (the "Claims Schedule") of (i) all outstanding Orders of any Governmental Authority against or involving the Option Property or the Business, and (ii) all actions, suits, claims or counterclaims or legal, administrative, governmental, arbitral or other proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance), pending or to the knowledge of Optionor threatened on such date, against or involving the Option Property or the Business. At the Closing there will be no such Orders or Claims pending or threatened, other than Orders or Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. As of the Closing, there will exist no such fact, event or circumstance known to Optionor that would give rise to any Claim that, if pending or threatened on the Closing Date, could reasonably be expected to have a material adverse effect on the Condition of the Business.

                  (e) Optionor is not in violation in any material respect of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") applicable to the Option Property or the Business, or any material Law affecting the Option Property or the Business. All Permits material to the use and occupancy of the Option Property and the conduct of the Business are in full force and effect and the Optionor is in compliance in all material respects therewith. If the Corporation shall not then be the manager of the Business, within twenty (20) days after delivery of the Exercise Notice, Optionor will deliver


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to the Corporation an accurate and complete list of all Permits, indicating thereon which Permits are then non-transferable to the Corporation.

                  (f) To the best of Optionor's knowledge, (i) the Realty has never been used to store, bury, deposit, place, dump, discharge, spill, release, incinerate or otherwise dispose of any Hazardous Materials (as hereinafter defined); (ii) there are no existing Environmental Conditions affecting the Option Property or Environmental Compliance Liability with respect thereto, nor is Optionor aware of the existence of any event or condition which may give rise thereto; and (iii) Optionor has not received any notice of any violation of any Environmental Law.

                  (g) If the Corporation is not then the manager of the Business, within twenty (20) days after delivery of the Exercise Notice, Optionor will deliver to the Corporation an accurate and complete list as of the date of the Exercise Notice (i) all Intellectual Property Rights, including a copy of all registrations and applications with respect thereto filed with or issued by any Governmental Authority, and (ii) a list of all employees of the Business and a description of all employee benefit plans, Contracts or arrangements with respect to employment, applicable to such employees. The transactions contemplated by this Agreement will not have an adverse effect on the right, title and interest of the Corporation as of the Closing Date in and to the Intellectual Property Rights.

                  (h) Optionor has not dealt with any real estate broker which has been involved in the granting of the Option or the execution of this Agreement, and no broker's or real estate commission is due as a result thereof or of the consummation of the transactions contemplated herein. The Authority shall be solely responsible and liable for any broker's or real estate commission which may be payable in consequence of the execution of this Option and/or the sale and purchase of the Option Property pursuant to the exercise of the Option herein granted.

                  (i) Each Optionor is duly formed and in good standing in the State of California and each Optionor and each person executing this Agreement on behalf thereof, is duly and validly authorized to do so, and has full power and authority to do so and has taken all necessary corporate, municipal or other governmental action on its part in connection with the performance of its obligations hereunder and under the Contract of Sale (if any). Each of this Agreement and the Contract of Sale, if any, is a legal, valid and binding obligation of Optionor.

                  (j) No consents from, notice to, filings with, approvals by, or other permission of any third party is, or at the Closing will be, required, under Law, Contract or otherwise, in order for Optionor to execute and deliver this Agreement or the Contract of Sale and to perform its obligations hereunder or thereunder or otherwise effectuate the transactions contemplated thereby, except such that have been obtained or made on or prior to the Closing (the "Optionor Required Consents"). The execution, delivery and performance by Optionor of this Agreement and each other agreement or instrument executed and delivered hereunder to which each is or will be a party or the consummation of the transactions contemplated hereby does not and will not (i) violate any provision of the organizational documents of Optionor; (ii) require Optionor to obtain any consent, approval or action of or waiver from, or make any


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

filing with, or give any notice to, any Governmental Authority or any other person, except for Optionor Required Consents; (iii) if Optionor Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on the Contract Schedule to which Optionor is a party or by which it, the Option Property or the Business may be bound or subject, or result in the creation of any lien upon the Option Property pursuant to the terms of any such Contract; (iv) if Optionor Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Authority against, or binding upon, Optionor, the Option Property or the Business; or (v) if Optionor Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

                  (k) As of the Closing, the Option Property will be sufficient and adequate to permit the continued conduct of the Business as it was theretofore conducted by Optionor.

            SECTION 3.2 Covenants.

                  (a) In the event the purchase and sale of the Option Property will result in a subdivision of the Option Property or otherwise requires Governmental Approval, the Authority agrees to use its best efforts to cause such Governmental Approvals to be granted. The Authority shall cooperate with the Corporation in order that any such Governmental Approvals shall be issued. The costs and expenses of obtaining any Governmental Approval required to consummate the transactions contemplated hereby shall be borne equally by the parties.

                  (b) Within thirty (30) days from the date of execution of this Option by Optionor, Optionor will furnish, or cause to be furnished, or as directed by, the Corporation, at Optionor's sole expense, copies of all existing title insurance policies and reports covering the Option Property, all topographic and boundary surveys and legal descriptions of the Option Property, all engineering and environmental reports and all appraisals with respect to the Option Property, to the extent in the possession of the City or the Authority.

                  (c) Except as may otherwise be expressly permitted under any Other Agreement, Optionor shall not sell, assign, transfer, convey, mortgage, pledge or otherwise encumber the Realty during the Term. Subsequent to the date of the Exercise Notice, Optionor shall not sell, assign, transfer, convey, mortgage, pledge or otherwise encumber any Assets, except in the ordinary course of the Business, consistent with past practice.

                  (d) Except as may be expressly permitted under any Other Agreement, Optionor shall not cause, create, permit or otherwise consent to any event, condition, action or documentation which may have which alone or in the aggregate has a material adverse effect on the Option Property or the Condition of the Business, and shall promptly notify the Corporation of any event or condition which may give rise to such change.

                  (e) Optionor shall comply with its obligations under the Other Agreements, including but not limited to any obligations with respect to the payment of Impositions and other sums and maintenance of the Option Property.

                  (f) The Authority shall not request or consent to any change or variance in the current zoning or use (including uses permitted by any approved master plan) permitted by Governmental Authorities of all or any part of the Option Property without the prior written consent of the Corporation, to be exercised in its sole discretion. This covenant shall survive the Closing.

                  (g) Subsequent to the date of this Agreement and, except in the ordinary course of the Business, the Optionor will not, without the prior written consent of the Corporation, enter into any Contract relating to the Business or the Option Property of the type required to be included on the Contract Schedule or exercise any rights to renew or extend any such Contract if the term of such Contract (including any renewal or extension periods) ends after February 1, 2002.

                  (h) All Impositions, general and special assessments and general and special utility charges and other operating expenses relating to the Business shall be duly provided for under the RSA or apportioned at the Closing as of the Closing Date. At the Closing, the Corporation and Optionor shall reimburse the other party, as appropriate, for amounts payable pursuant to this Section.

                  (i) Except as otherwise contemplated under the RSA, Optionor agrees to pay and discharge when due all claims of creditors of Optionor or other Retained Liabilities that may be asserted against the Corporation or any Affiliate thereof in their capacities as such under this Agreement, except with respect to the Assumed Liabilities.

                  (j) Subsequent to the date of the Exercise Notice, Optionor will not increase the compensation of, or make any change in any employee benefit plans, Contracts or arrangements applicable to, any employee of the Business and will operate the Business only in the ordinary course of the Business, consistent with past practice, or as otherwise consented to by the Corporation.

                  (k) Subject to the terms and conditions herein, each of the Optionor and the Corporation shall take or cause to be taken all action and shall do or cause to be done all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable after the date of the Exercise Notice, the transactions contemplated hereby, including, but not limited to, the obtaining of all Optionor Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing. Without limiting the generality of the foregoing, the Optionor covenants and agrees to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable in order to cause the representations and warranties of Optionor herein and in any Contract of Sale to be true and correct on and as of the Closing Date.


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

                                    ARTICLE 4

                               INSPECTION; ACCESS

            During the Term, in the event the Corporation is no longer the manager of the Business, upon reasonable prior written notice to the City Manager, the Corporation shall have the right to go upon all or any part of the Realty to make such investigation of the Option Property and the Business, as such examination of the books and records relating thereto, as the Corporation shall deem necessary or desirable in order to determine whether to exercise the Option. Such investigation may include surveys, appraisals, engineering studies, test borings, and inspections (including subsurface inspections), and as may otherwise be required in order to obtain Governmental Approvals; provided, however, in the exercise of the rights herein given, the Corporation shall not unreasonably interfere with the use by Optionor of the Option Property, subject to its rights under the Other Agreements, if same is then being used thereby.

                                    ARTICLE 5

                             CONDEMNATION; CASUALTY

            If, prior to the Closing, all or any part of the Option Property shall be damaged or destroyed by fire or other casualty, or taken in any proceeding by any Governmental Authority vested with the power of eminent domain, by condemnation or otherwise, or shall be acquired for public or quasi-public purposes, or condemnation proceedings therefor shall have been threatened or instituted, then the Corporation shall have the right and election of sending a Rescission Notice in accordance with this Agreement with the effect being as set forth in Section 1.4(b). If the Option is exercised in accordance herewith, then at the election of the Corporation, Optionor shall assign, transfer and set over to the Corporation all of its right, title and interest in and to any proceeds and award that may be made for such damage, destruction or taking, in which event the Purchase Price of the Option Property shall remain unchanged.

                                    ARTICLE 6

                                EVENT OF DEFAULT

            SECTION 6.1 Rights Upon Default. (a) If, following delivery of an Exercise Notice and if no Rescission Notice is delivered, Optionor does not close the purchase of the Option Property in accordance with the terms of this Agreement (including without limitation the nonsatisfaction of the conditions to Closing specified in Section 2.2), or shall otherwise fail or refuse to observe and keep the terms of this Agreement or the Contract of Sale, then the Corporation shall have the right, at its sole option, to (i) elect to declare this Agreement cancelled, whereupon, the Corporation shall be entitled to exercise any and all rights and remedies available to it by contract, at law or in equity, which rights and remedies shall be cumulative, or (ii) elect to affirm this Agreement and enforce its specific performance or recover against the Authority for its breach. The Authority shall be liable for and agrees to pay all damages, costs and expenses incurred by the Corporation arising out of or in connection with or resulting from the failure or refusal of Optionor to close the purchase and observe and keep the terms of this Agreement or the Contract of Sale, as aforesaid, including reasonable attorneys' and other experts' fees and disbursements.

                  (b) If, having given the Exercise Notice and not having given a Rescission Notice, the Corporation does not close the purchase of the Option Property in accordance with the terms of this Agreement or shall otherwise fail or refuse to observe and keep the terms of this Agreement or the Contract of Sale, then Optionor shall be entitled to exercise any and all rights and remedies available to it by contract, at law or in equity. The Corporation shall be liable for and agrees to pay all damages, costs and expenses incurred by Optionor arising out of or in connection with or resulting from the failure or refusal of the Corporation to close the purchase and observe and keep the terms of this Agreement or the Contract of Sale, as aforesaid, including reasonable attorneys' and other experts' fees and disbursements.

                  (c) In furtherance of the foregoing, the parties acknowledge that (i) it will be impossible to measure in money the damage to the Corporation of any failure by Optionor to comply with any of the obligations imposed by this Agreement, including its failure to cause the conditions to Closing specified in
Section 2.2 to be satisfied, (ii) every such restriction and obligation is material, and (iii) in the event of any such failure, the Corporation will not have an adequate remedy at law or in damages. Therefore, each Optionor hereby consents to the issuance of an injunction or the enforcement of other equitable remedies against it upon the suit of the Corporation, without bond or other security, to compel performance of any term hereof, and waives any defenses to any such suit in the nature of failure of consideration, breach of any other provision of this Agreement (other than the failure by the Corporation to tender payment of the Purchase Price as provided herein), and availability of relief in damages; provided, however, that the foregoing shall not be deemed to constitute a waiver of any claim for damages that Optionor may have under Section 6.1(b) above or otherwise.

                  (d) In the event that any condition to Closing specified in
Section 2.2 shall not have been satisfied on or prior to the Closing Date, the Corporation shall have the right, which shall be in addition to any other rights or remedies it may have hereunder, at law or in equity, to postpone the Closing for a reasonable period and, during such period, the Corporation shall have the right, in the name, on behalf and at the expense of Optionor, to take such action or do such things as shall be necessary, proper or advisable to cause all such conditions to Closing to be satisfied. In such event, all references herein to the Closing Date shall be to the actual date on which the Closing occurs.

            SECTION 6.2 Attorneys' Fees. Should litigation be commenced between the parties hereto concerning this Agreement, the Contract of Sale or the rights and duties of the parties in relation thereto or otherwise with respect to the Option Property, whether it be an action for damages or equitable or declaratory relief, the prevailing party in such litigation shall be entitled, in addition to all other relief as may be granted by a court of competent jurisdiction, reasonable sums as and for attorneys' fees and disbursements. If any court proceeding hereunder embraces more than one dispute and one party is the prevailing party with respect to one but not all of those disputes, the court shall apportion the costs and expenses and the reasonable attorneys' fees and disbursements incurred by the parties to the separate disputes embraced by the proceeding, and thereby equitably determine the amount thereof to be borne by each party.

                                    ARTICLE 7

                               GENERAL PROVISIONS

            SECTION 7.1 Notices. For purposes of serving notices, or requesting or granting approvals or authorizations under this Agreement, as well as for purposes of transmitting correspondence concerning this Agreement and all of the activities of the parties hereunder, the addresses of the parties shall be as follows:

If to the Corporation:     c/o Premier Parks Inc.
                           122 East 42nd Street, 49th Floor
                           New York, New York 10168
                           Attention: Kieran E. Burke
                                      Chairman and CEO

with a copy to:            Baer Marks & Upham LLP
                           805 Third Avenue, 20th Floor
                           New York, New York 10022
                           Attention: James M. Coughlin, Esq.

If to the City:            City of Vallejo
                           City Hall
                           555 Santa Clara Street
                           Vallejo, California 94590
                           Attention: City Manager

If to the Agency:          The Redevelopment Agency of the City of Vallejo
                           c/o City of Vallejo
                           City Hall
                           555 Santa Clara Street
                           Vallejo, California 94590
                           Attention: Executive Director

If to the Authority:       Marine World Joint Powers Authority
                           c/o City Manager
                           City of Vallejo
                           City Hall
                           555 Santa Clara Street
                           Vallejo, California 94590

Any party may change its address as stated above upon written notice to the other parties. Any notice or other communication under this Agreement shall be deemed given (i) upon personal delivery, (ii) upon receipt by each other party as evidenced by a written receipt of the United

States Postal Service or any reputable courier service, (iii) three (3) days after deposit, postage prepaid and correctly addressed, with the United States Postal Service, registered or certified, or with a reputable courier service,
(iv) one (1) day after delivery, postage prepaid and correctly addressed, with a reputable courier service guaranteeing overnight delivery, or (v) upon receipt of a telecopy provided a confirmation of delivery is sent via first class, registered or certified mail with the United States Postal Service or with a reputable courier service.

            SECTION 7.2 Additional Actions and Documents. The parties agree to execute and deliver such further documents and take such actions as may be required to carry out the intent and purposes of this Agreement and to comply with any Laws which may be applicable to this Agreement. Optionor shall cooperate with the Corporation in connection with the Corporation's full exercise of its rights hereunder, such cooperation to be at the Corporation's cost and expense (but the Corporation shall not be obligated to pay Optionor for any of Optionor's overhead), Optionor's cooperation to include but not be limited to the furnishing of information required under Section 3.2(b) and such other information as reasonably requested by the Corporation from time to time during the Term.

            SECTION 7.3 Successors and Assigns. This Agreement shall inure to the benefit of and apply to and bind the respective heirs, successors, executors, administrators and assigns of the parties to this Agreement. Notwithstanding the foregoing, no party may assign its rights or obligations under this Agreement, other than (a) in connection with a Permitted Sale under, and in accordance with, the Private Parcel Lease, (b) the Corporation to Premier Parks Inc. (or a wholly-owned subsidiary thereof), (c) the Authority to the Agency or City, or (d) the Agency to the City; provided, however, that no assignment (whether or not so permitted) shall be effective unless and until the assignee expressly assumes in writing all of the obligations of assignor hereunder; and further provided that no such assignment shall relieve any assignor from its obligations and liabilities hereunder. Notwithstanding anything to the contrary set forth herein or in any Public Lease or Other Agreement, any assignment by a party of its interest hereunder or in the Option Property shall be expressly made subject to this Agreement and the rights of the Corporation and the Optionor hereunder and shall have no effect thereupon.

            SECTION 7.4 Counterparts. This Agreement may be executed in counterparts, each of which when taken together shall constitute one agreement.

            SECTION 7.5 Captions; Gender; Phrases. The captions used in this Agreement are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Agreement requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall," "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.

            SECTION 7.6 Invalidity. Where any party is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing such act, including its agents, invitees, contractors, subcontractors, and employees. Should any provision of this Agreement prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

            SECTION 7.7 Entire Agreement; Modifications. This Agreement and the Exhibits attached hereto, which are incorporated herein by this reference, shall constitute the entire agreement between the parties and shall supersede all other agreements respecting the Option. No subsequent change or addition to this Agreement shall be binding unless it is in writing and is signed by the parties hereto.

            SECTION 7.8 Arbitration of Disputes. Any disputes between Optionor and the Corporation arising out of or related to this Agreement which cannot be resolved by good faith negotiation shall be resolved through binding arbitration. Any such party may elect to commence arbitration at any time by giving notice to the other party. The parties then shall attempt to agree on the appointment of a panel of three independent arbitrators. Each of Optionor and the Corporation may select one of the arbitrators for such panel, and if they do not identify their respective arbitrator to the other party or they cannot agree on the third arbitrator within twenty (20) days of the notice electing arbitration, such arbitrators) shall be appointed through the procedures of the American Arbitration Association. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. The arbitration shall be conducted in Vallejo, California under the commercial arbitration rules then in effect of the American Arbitration Association. The written decision and findings of a majority of the panel of arbitrators shall be final, binding and conclusive as between the parties and may be enforced on the application by any party or by order or judgment entered in any court having jurisdiction. The parties hereby consent to the jurisdiction and venue of the federal courts located in the Eastern District of the State of California and state courts located in Solano County, California for this purpose. The parties shall use all commercially practicable efforts to cause arbitrator or arbitrators so selected to furnish Optionor and the Corporation with a written decision within forty-five (45) days of the date of selection of the last of the arbitrators to be so selected. Any decision so submitted shall be signed by a majority of the arbitrators.

            The Corporation and Optionor each shall advance one-half (1/2) of the costs of any arbitration. However, the prevailing party in any arbitration proceeding or legal action arising out of, or in connection with, this Agreement shall be entitled to recover its reasonable attorneys' and experts' fees and disbursements and its costs and expenses incurred in connection with such arbitration proceeding or legal action. The arbitrators shall specify the prevailing party or parties in its award. If more than one arbitrable dispute is adjudicated then the costs and expenses of the arbitration shall be apportioned by the arbitrators in the arbitration award to each separate dispute.

            SECTION 7.9 No Joint Venture. This Agreement is not intended, nor shall it be deemed, to create a joint venture between the Corporation and any or all Optionors or to grant any existing right of ownership of the Corporation in or to the Public Parcel or the Improvements thereon.

            SECTION 7.10 Waiver of Personal Liability. No member, officer, agent or employee of the Authority, the Agency or the Corporation shall be individually or personally liable for the obligations of the Authority, the Agency or the Corporation, respectively, hereunder; but nothing herein contained shall relieve any such member, officer, agent or employee of any Optionor from the performance of any official duty provided by law or this Agreement.

            SECTION 7.11 Controlling Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

            SECTION 7.12 Survival. Any provision herein contained which by its nature and effect if required to be observed, kept or performed after the Closing shall survive the Closing and remain binding upon and for the benefit of the parties hereto their heirs, assigns, successors and legal or personal representatives until fully observed, kept or performed.

            SECTION 7.13 Recording of Option. Optionor shall execute, acknowledge, deliver and file with the Recorder's Office for Solano County a short form of this Agreement suitable for recording, which instrument shall not reveal the purchase price and/or any other dollar amounts herein mentioned.

            SECTION 7.14 Certain Definitions. For purposes of this Agreement, the following terms shall have the meaning ascribed thereto below:

            Affiliate of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

            Appraiser has the meaning set forth in the definition of "Fair Market Value."

            Assessment Bond Amount means (i) if the Exercise Notice is delivered on or before January 31, 2003, $1,000,000 or (ii) if the Exercise Notice is delivered after that date, $2,000,000; less, in each case, the outstanding principal amount of the Assessment Bonds which are secured by a lien on the Option Property as of the Closing Date. In no event shall the Assessment Bond Amount be less than zero.

            Assessment Bonds mean the portion of the principal amount of the City's Assessment Bonds (Fairground Drive Assessment District No. 65), the repayment of which is payable from parking revenues at the Option Property and which are secured by a lien on the Option Property, which portion of such principal amount equals $4,810,410.46 on the date of this Agreement.

            Assets means all of the property, assets and rights (other than the Realty) used or held for use in the Business, including:

                        (i) the rides, machinery, equipment, tools, supplies, spare parts, rolling stock, furniture and other tangible personal property of Optionor used or held for use in the Business on the Closing Date;

                        (ii) all of Optionor's patents, patent applications, trade names, trademarks, copyrights, servicemarks, trademark and servicemark registrations and applications (including, without limitation, the name "Marine World Africa USA" and any derivation thereof), used in the Business;

                        (iii) all trade secrets, formulae and specifications and technical know-how, whether being used or under development, including engineering and other drawings, data, design and specifications, product literature and related materials, in each case which relate to the Business and are owned or licensed by Optionor as of the Closing Date and all books, records and computer programs relating thereto (together with the items referred to in clause (ii) above, the "Intellectual Property Rights");

                        (iv) the goodwill of Optionor in the Business;

                        (v) Optionor's rights under all Transferred Contracts and all prepaid expenses, claims and other prepayments, including security deposits and other retentions held by third parties, with respect to the Transferred Contracts as of the Closing Date;

                        (vi) all inventory, wherever located, of Optionor with respect to the Business as such exists on the Closing Date;

                        (vii) all of Optionor's rights under all Permits relating to or necessary to the conduct of the Business as of the Closing Date, to the extent such items are transferable;

                        (viii) all transferable warranties and guarantees owned by or for the benefit of Optionor pertaining to the Assets;

                        (ix) all proceeds from the sale of passes or tickets to customers of the Business to the extent applicable to periods after the Closing; and

                        (x) all books and records of the Authority relating to the Business and the Option Property (whether kept or maintained by Optionor or any third party) including, without limitation, copies of lists of customers and suppliers; admission tickets, season passes, records with respect to costs, inventory and equipment; business development plans; advertising materials, catalogues, correspondence, mailing lists, photographs, sales materials and records; purchasing materials and records; personnel records with respect to employees of the Business; media materials and plates; sales order files; ledgers and other books of account; plans, specifications, surveys, reports and other materials relating to the Realty; other records of the Authority required to continue the Business as then being conducted by or on behalf of the Authority; and all software programs, computer printouts, databases and related items of the Authority used in the Business.

                  The term Assets shall exclude the following assets and property:

                        (i) all of Optionor's rights, title and interest in and to this Agreement;

                        (ii) except as contemplated by clause (ix) above, cash on hand, cash equivalents, investments (including, without limitation, stock, debt instruments, options and other instruments and securities) and bank deposits of Optionor as of the Closing Date;

                        (iii) all of the accounts receivable of Optionor as of the Closing Date;

                        (iv) tax refunds and recoveries and similar benefits of Optionor which relate to any period prior to the Closing Date and all of Optionor's income tax returns and records as of the Closing Date; and

                        (v) all assets of Optionor not related to the Business.

            Assumed Liabilities means the liabilities and obligations of Optionor arising and to be performed after the Closing under the Transferred Contracts, other than any such liability or obligation arising out of a breach or default by Optionor thereunder at or prior to the Closing Date (including any event occurring prior to the Closing that with the passage of time or giving of notice, or both, would become a breach or default under any Transferred Contract).

            Business means the ownership and operation of Marine World Africa USA conducted on the Public Parcel and, to the extent of Optionor's interest therein, the Private Parcel.

            Certificates of Participation means those certain certificates of participation, the proceeds of which refinanced certain improvements on the Public Parcel, delivered on January 30, 1997 in the original aggregate principal amount of $63,465,000, as the same exist on the date of this Agreement, together with any refinancing thereof and any other debt financing obtained by, or debt obligations of, an Optionor in lieu thereof, or in addition thereto to the extent secured by or otherwise encumbering all or any part of the Option Property or any interest therein.

            Condition of the Business means the condition (financial or otherwise), results of operations or prospects of the Business.

            Contract means any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral, and all modifications and amendments thereto and substitutes thereof, to which Optionor is a party or a beneficiary, relating to the Business.

            Easements means all easements, rights-of-way, sidewalks, gores of land, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights and powers, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Realty or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, and all reversions, remainders and rents thereof.

            Environmental Compliance Liability means any obligation or liability arising as the result of any default, violation or breach by Optionor of its affiliates or previous tenants of the Option Property or adjoining tenants during the Term of: (i) environmental permits and other approvals, consents, licenses, certificates and authorizations applicable to such Option Property of the operation of prior tenant's or other occupant's business and activities thereon which are required by Environmental Laws; (ii) any environmental regulatory compliance requirements applicable to such Option Property or operations conducted on or from such Option Property under Environmental Laws; or (iii) other Environmental Laws, except, in each case, for any obligation or liability arising out of the negligence or willful misconduct of the Corporation.

            Environmental Condition means circumstances with respect to soil, land surface, subsurface strata, surface waters, groundwaters, stream sediments, air and similar environmental media both on and off the Option Property resulting from any activity, inactivity, operations or Release occurring on or off the Option Property, which under Environmental Laws require investigatory, corrective and/or remedial measures and/or that may result in claims or demands or give rise to liabilities of any Optionor or the Corporation or to third parties including, but not limited to, Governmental Authorities.

            Environmental Laws means any and all Laws concerning air, water, solid waste, Hazardous Materials, Releases, worker and community right-to-know, hazard communication, noise, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental, health, safety, and land use concerns in all cases at any time, from time to time in effect during the Term.

            Fair Market Value means the aggregate fair market value of the Business, valued as a going concern as determined below by an investment banking firm selected by the Corporation and reasonably acceptable to Optionor (the "Appraiser"). The parties agree that Fair Market Value shall be determined as encumbered by the Other Agreements (including without limitation, the RSA) and any other obligations of Optionor relating to the Option Property. In order to give effect to such determination, the parties hereby instruct the Appraiser to determine Fair Market Value using an income approach, by (a) multiplying (i) the cash flow received by Optionor under clause (v) of Section 1.3(c) of the RSA with respect to the last full fiscal year of the Authority immediately preceding the date on which the Option is exercised, plus any amounts paid during such fiscal year in respect of the regularly scheduled debt service on the debt obligations relating to the Business referred to in clause (iv) of such Section 1.3(c)) by (ii) five (or such other multiple that is determined by the Appraiser to represent the then prevailing multiple of cash flow used to value businesses comparable to the Business in connection with the purchase and sale thereof), and (b) subtracting from such product the outstanding principal amount of the debt referred to in clause (iv) of such Section 1.3(c).

            Governmental Approvals means all approvals, permits, licenses consents, authorizations, waivers, variances, acknowledgments and the like by Governmental Authorities which are a condition to the consummation of the transactions contemplated hereunder at Closing. Governmental Approvals will not be deemed to have been secured unless all of same are final and unappealable. The Corporation may, at its sole option, but without obligation, waive any or all Governmental Approvals.

            Governmental Authority means any government, any department of any government or any entity controlled by any of the foregoing directly or indirectly (federal, state, county, town or local) and includes utility and telephone companies and any other entity with the power of eminent domain or with jurisdiction over, or which could impact, affect or stop, the Business.

            Hazardous Materials means an petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment.

            Imposition means all taxes (including possessory interest taxes associated with the Option Property), assessments (including all assessments for public improvements or benefits, fees, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereafter levied or assessed in lieu of or in substitution of any of the foregoing of every character (including all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Option Property, or any part thereof or interest therein, on the leasehold estate created by any lease or which may be imposed upon any taxable interest of an Optionor acquired pursuant to a Public Lease or on account of any taxable possessory right which an Optionor may have acquired pursuant to a Public Lease, or any part thereof or which may be levied upon or measured by the rent payable thereunder. Notwithstanding anything to the contrary set forth above, "Impositions" shall not include any income, excess profit, estate, inheritance, successions transfer, franchise, capital or other tax assessment upon the interest of any other party in the Option Property.

            Improvements means any buildings, improvements, fixtures, additions, signs, rides and attractions built, installed or constructed upon, or affixed to, the Land.

            Laws means all applicable present and future laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, including, without limitation, all consents or approvals required to be obtained from, and all rules and regulations of, and all building and zoning laws of, all federal, state county and municipal governments, the departments, bureaus, agencies or commissions thereof, authorities, board of officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions, having or acquiring jurisdiction of, or which may affect or be applicable to the Option Property.

            Lease Option means that certain Option Agreement (Parcel Lease) dated as of May 30, 1997 among the Authority, the Agency and the Corporation.

            Option Property means all of Optionor's right, title and interest in and to, all of the following: (a) the Realty, (b) the rights to use the portion of the surface of Lake Chabot identified in Exhibit E hereto and (c) the Assets.

            Other Agreements mean the Private Parcel Lease, Lease Option, REA and RSA.

            Permits means all licenses, permits and approvals for the ownership, construction, maintenance, operation, use and occupancy of the Option Property, the conduct of the Business or any part thereof and any amendments, renewals and replacements thereof.

            Private Parcel Lease means that certain Parcel Lease between the Authority and the Corporation which may be entered into pursuant to the Lease Option.

            REA means that certain Reciprocal Easement Agreement between the Authority and the Corporation, which may from time to time be in effect during the Term pursuant to the Private Parcel Lease.

            Realty means the Land, all Improvements and all Easements, including the Public Parcel and the Private Parcel.

            Release means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, or as otherwise defined under the Resource Conservation and Recovery Act (42 U.S.C. Section 6901), et seq.) ("RCA"), the Comprehensive Environmental Response, Compensation and Liability Act (42 US.C. Section 9601, et seq.) ("CERCLA"), or any other federal, state or local Environmental Law, including Laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical, or industrial, toxic or hazardous substances or wastes as may be amended from time to time, or other Environmental Laws.

            Rescission Notice has the meaning set forth in Section 1.4(b).

            Retained Liabilities means any and all duties, responsibilities, obligations or liabilities of Optionor of any kind or nature, known, unknown, contingent or otherwise ("Liabilities"), other than Assumed Liabilities. Without limiting the generality of the foregoing, except as otherwise provided in this Agreement, Retained Liabilities shall include:

                        (i) any Liabilities of Optionor or their Affiliates relating to the ownership or operation of the Option Property or the Business on or prior to the Closing Date;

                        (ii) all accounts payable relating to the Business incurred on or prior to the Closing Date;

                        (iii) any Environmental Compliance Liabilities arising out of the ownership of the Option Property or the operation of the Business on or prior to the Closing;

                        (iv) Liabilities and obligations with respect to any Claims, whether existing on the Closing Date or arising thereafter, arising out of the ownership of the Option

Property or the operation of the Business on or prior to the Closing, except for Claims arising out of the negligence or willful misconduct of the Corporation;

                        (v) Liabilities and obligations to persons employed by Optionor in connection with the Business at any time prior to the Closing (or any of such employee's beneficiaries, heirs or assignees) arising out of such employee's employment;

                        (vi) Liabilities and obligations with respect to any federal, state, local or foreign income, profits, franchise, sales or similar tax relating to the ownership of the Option Property or the conduct of the Business on or prior to the Closing or arising out of the transactions contemplated hereby; and

                        (vii) any Liabilities in respect of any debt of Optionor.

            RSA means that certain Revenue Sharing Agreement among the Authority, the Agency and the Corporation which may, from time to time during the Term be in effect pursuant to the Private Parcel Lease.

            Transferred Contracts means all Contracts existing on the Closing Date, other than (i) if at the time of the delivery of the Exercise Notice, the Corporation shall not be the manager of the Business, any Contract listed on the Contract Schedule that the Corporation has notified Optionor in writing prior to the Closing that the Corporation will not assume, (ii) any Contract of a type required to be listed on the Contract Schedule and not so listed, (iii) any Contract entered into after the date of the Contract Schedule, except as permitted hereby and (iv) any Contract that cannot be transferred to or assumed by the Corporation under applicable law or the transfer or assignment thereof would result in debt obligations of the City losing their tax-exempt status (i.e., bonds related to the assessment district for the parking area).

            SECTION 7.15 Exhibits. The parties acknowledge that the Exhibits hereto have not been finalized on the date of execution hereof. The parties agree to finalize such Exhibits promptly following confirmation of certain matters relating to title and existing encumbrances in respect of the Option Property, and this Agreement shall be the legal and binding obligation of the parties at all times after execution hereof unless all such Exhibits have not been mutually agreed to within thirty (30) days after the date hereof.

            IN WITNESS WHEREOF, Optionor and the Corporation have executed this Agreement as of the date set forth hereinafter.

                                        OPTIONOR:

PARK MANAGEMENT CORP.                   CITY OF VALLEJO


By: /s/ James F. Dannhauser            By:   /s/
   ---------------------------------       ------------------------------------
    James F. Dannhauser                     City Manager
    Vice President and
    Chief Financial Officer

                                        MARINE WORLD JOINT POWERS
                                        AUTHORITY


                                        By: /s/
                                           ----------------------------------
                                            Executive Director



                                        REDEVELOPMENT AGENCY OF THE
                                        CITY OF VALLEJO


                                        By: /s/
                                           ----------------------------------
                                            Executive Director

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

            On August 28, 1997 before me, Jan P. Goode, Notary Public, personally appeared James F. Dannhauser, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity on behalf of which the person acted, executed the instrument.

Witness my hand and notarial seal.


------------------------------------
Signature of Notary Public    (Seal)


STATE OF                  )
                          ) ss.:
COUNTY OF                 )

            On August __, 1997 before me, ________________, Notary Public personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument, the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

Witness my hand and notarial seal.


------------------------------------
Signature of Notary Public    (Seal)

STATE OF                  )
                          ) ss.:
COUNTY OF                 )

            On August __, 1997 before me, ________________, Notary Public personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument, the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

Witness my hand and notarial seal.


------------------------------------
Signature of Notary Public    (Seal)


STATE OF        )
                ) ss.:
COUNTY OF       )

            On August __, 1997 before me, ________________, Notary Public personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument, the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

Witness my hand and notarial seal.


------------------------------------
Signature of Notary Public    (Seal)

                                    Exhibit A

                            Legal Description of Land

                                    Exhibit B

                       Legal Description of Public Parcel

                                    Exhibit C

                       Legal Description of Private Parcel

            REAL PROPERTY in the City of Vallejo, County of Solano, State of California, being a portion of Parcel One described in Exhibit A to this Agreement, described as follows:

                                    Exhibit D

                       Schedule of Permitted Encumbrances

                                    Exhibit E

                        Portion of Surface of Lake Chabot

            CERTAIN PROPERTY, and the rights therein and incidental thereto, in the City of Vallejo, County of Solano, State of California, described as follows: